UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                           ---------------------------




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 April 11, 2001
                                (Date of Report)



                              Q-SEVEN SYSTEMS, INC.

        (Exact Name of Small Business Issuer as Specified in its Charter)



                                    333-6440
                            (Commission File Number)



                     Utah                                  87-0567618
        (State or Other Jurisdiction of                 (I.R.S. Employer
        Incorporation or Organization)                 Identification No.)

       Mittelstr. 11-13, 40789 Monheim,                 011-49-2173-39220
                    Germany                        (Issuer's Telephone Number)
   (Address of Principal Executive Offices)

Item 1. CHANGES IN CONTROL OF REGISTRANT.

     On January 22, 2001, the Registrant entered into a German language letter of intent (the "Letter of Intent") with Mr. Peter Kraettli ("Kraettli"), the principal shareholder of Partner Air Plc., a company organized under the laws of Ireland with its principal place of business located at the airport in Moenchengladbach, Germany ("Partner Air"). Partner Air owns a fleet of three aircraft which it leases to Partner Air GmbH, a German corporation which operates an executive charter airline, and other charter airline companies. Partner Air GmbH is not a subsidiary of Partner Air. An English translation of the Letter of Intent is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Registrant's director Hans Ludger Kuhnen is a director of Partner Air and the managing director of Partner Air GmbH. See also Item 5 "Other Events" below.

     In the Letter of Intent, the Registrant and Kraettli expressed their intent that the Registrant acquire a majority of the shares of Partner Air in exchange for newly issued shares of the Registrant. After further negotiations with Kraettli as well as with the management of Partner Air and based on a written valuation of Partner Air prepared by a German accounting firm which, based on certain assumptions set forth therein, values Partner Air at DM 71,000,000 (which amount equals approximately $32,678,811 on the basis of the Federal Reserve Bank of New York April 6, 2001 noon buying rate of Euro 1 = $0.9002 and the fixed exchange rate of Euro 1 = DM 1.95583), Kraettli, the management of Partner Air and the Registrant orally agreed on April 3, 2001 on an exchange ratio of 1:30 (the "Exchange Ratio"). Based on the Exchange Ratio, one share of Partner Air will be exchanged for thirty shares of the Registrant. Partner Air's management has informed the Registrant that 2,000,000 shares of Partner Air have been issued and are currently outstanding and that these shares are held by approximately 300 shareholders, all of whom are believed by the Registrant to be located outside the United States and most of whom are believed by the Registrant to be located in Germany. The Registrant has executed a letter addressed to the shareholders of Partner Air which sets forth the Registrant's exchange offer and the terms thereof (the "Registrant's Letter"). The Registrant's Letter is attached hereto as Exhibit 99.2 and incorporated herein by reference.

     If all shareholders of Partner Air were to accept the Registrant's exchange offer and exchange their shares at the Exchange Ratio, (i) Partner Air would become a wholly owned subsidiary of the Registrant, (ii) the Registrant would issue 60,000,000 new shares to the exchanging shareholders of Partner Air, and
(iii) Kraettli would become the principal shareholder of the Registrant. There can be no assurance, however, that all of the shareholders of Partner Air, or any of them, will in fact accept the exchange offer or that all legal requirements that may otherwise be applicable to the exchange offer will necessarily be satisfied. The possibility also cannot be excluded that the shareholders of Partner Air may insist on the satisfaction of presently unknown conditions prior to their accepting the exchange offer. As of the date of this Current Report, none of the shareholders of Partner Air has entered into a written agreement with the Registrant regarding an acceptance of the exchange offer. As of the date of this Current Report, a total of 12,500,000 shares of common stock of the Registrant were issued and are outstanding.

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

Item 5.  OTHER  EVENTS.

     On March 26, 2001, Olaf Cordt resigned from the Registrant's board of directors. At a special meeting held on March 26, 2001, the Registrant's board of directors filled the vacancy by electing Mr. Hans Ludger Kuhnen to the board of directors.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

Exhibit
Number       Exhibit Description

99.1         English Translation of the Letter of Intent dated January 22, 2001

99.2         Registrant's letter to Partner Air shareholders


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


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                Q-SEVEN SYSTEMS, INC.


Date:    April 11, 2001         By:      /s/ Philipp S. Kriependorf
                                         --------------------------
                                Name:    Philipp S. Kriependorf
                                Title:   President and Chief Executive Officer




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